  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 1998

                                                       Registration No.333-____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                             NEWSEDGE CORPORATION.
            (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                       04-3016142
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                               80 BLANCHARD ROAD
                             BURLINGTON, MA 01803
                   (Address of Principal Executive Offices)

                             --------------------

                  AMENDED AND RESTATED 1989 STOCK OPTION PLAN
                       1995 INCENTIVE STOCK OPTION PLAN
                 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            1996 STOCK OPTION PLAN
                     1996 AMENDED AND RESTATED STOCK PLAN
                           (FULL TITLE OF THE PLAN)

                            --------------------

                              EDWARD R. SIEGFRIED
                            CHIEF FINANCIAL OFFICER
                             NEWSEDGE CORPORATION
                               80 BLANCHARD ROAD
                             BURLINGTON, MA 01803
                    (Name and Address of Agent For Service)

                                (781) 229-3000
         (Telephone Number, Including Area Code, of Agent For Service)
                             --------------------
                                  Copies to:

                         LAWRENCE S. WITTENBERG, ESQ.
                        Testa, Hurwitz & Thibeault, LLP
                               High Street Tower
                                125 High Street
                          Boston, Massachusetts 02110
                                (617) 248-7000

================================================================================

================================================================================

                        CALCULATION OF REGISTRATION FEE

================================================================================

     TITLE OF                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
    SECURITIES         AMOUNT TO BE        OFFERING PRICE       AGGREGATE              AMOUNT OF
 TO BE REGISTERED       REGISTERED           PER SHARE        OFFERING PRICE       REGISTRATION FEE(1)
------------------    -----------------   ----------------   -----------------     -------------------
AMENDED AND RESTATED 1989 STOCK OPTION PLAN

NewsEDGE Corporation   1,765,767 shares   $ 6.92                $12,214,694            $3,603.33
Common Stock,
$.01 par value

1995 INCENTIVE STOCK OPTION PLAN

NewsEDGE Corporation      30,131 shares   $ 0.46                $    13,860            $    4.09
Common Stock,
$.01 par value

1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

NewsEDGE Corporation      55,000 shares   $12.34                $   678,750            $  200.23
Common Stock,
$.01 par value

1996 STOCK OPTION PLAN

NewsEDGE Corporation      29,318 shares   $ 6.93                $   203,216            $   59.95
Common Stock,
$.01 par value(2)

1996 AMENDED AND RESTATED STOCK PLAN

NewsEDGE Corporation      29,798 shares   $ 0.84                $    25,119            $    7.41
Common Stock,
$.01 par value(2)
------------------------------------------------------------------------------------------------
Total:                 1,910,014 shares                                                $3,875.01

     (1) Based on options to purchase 1,910,014 shares of NewsEDGE Corporation's Common Stock granted as of February 24, 1998 under Individual, Inc.'s Amended and Restated 1989 Stock Option Plan, 1995 Incentive Stock Option Plan, 1996 Non-Employee Director Stock Option Plan, 1996 Stock Option Plan and 1996 Amended and Restated Stock Plan (the "Individual Plans"). All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

     This Registration Statement covers an aggregate of 1,910,014 shares of Common Stock, $.01 par value per share, of NewsEDGE Corporation ("NewsEDGE" or the "Registrant") issuable upon exercise of options granted pursuant to certain employee benefit plans of Individual, Inc. ("Individual"), which were assumed by NewsEDGE in connection with transactions between Desktop Data, Inc. ("Desktop"). Individual was merged into Desktop Data, Inc. on February 24, 1998 pursuant to an Agreement and Plan of Merger and Reorganization dated as of November 2, 1997 (the "Merger Agreement"). The merger of Desktop Data, Inc. and Individual resulted in the combined company known as NewsEDGE Corporation. Pursuant to the terms of the Merger Agreement, NewsEDGE assumed all of the then outstanding but unexerciseable options granted under the Individual Plans, which consisted of options to purchase an aggregate of 3,820,224 shares of Individual Common
Stock. As a result of the merger, these options are now exercisable for an aggregate of 1,910,014 shares of NewsEDGE Common Stock, assuming the exercise of all such outstanding options. No additional options or other rights will be granted by NewsEDGE under the Individual Plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

   The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

   The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents filed by NewsEDGE with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this Registration Statement by reference as of their respective dates (File No. 0-26540):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended, filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended December 31, 1996, and the Registrant's current report on form 8-K (filed November 14, 1997) filed with the Commission.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 filed pursuant to the Exchange Act.

     (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statements on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on April 1, 1995 and incorporating by reference the information contained in the Form S-1.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

   Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law and the Registrant's Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interest of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnified party had no reasonable cause to believe were unlawful. Reference is made to the Registrant's Second Amended and Restated Certificate of Incorporation filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (File No. 333-44887) and to the Registrant's Amended and Restated By-Laws filed as Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 33-94054), and incorporated herein by reference.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.


ITEM 8.  EXHIBITS.


EXHIBIT NO.     DESCRIPTION OF EXHIBIT
-----------     ----------------------
Exhibit 5.1     Opinion of Testa, Hurwitz & Thibeault, LLP

Exhibit 23.1    Consent of Arthur Andersen LLP

Exhibit 23.2    Consent of Testa, Hurwitz & Thibeault, LLP (included in
                Exhibit 5.1)

Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1    Amended and Restated 1989 Stock Option Plan

Exhibit 99.2    1995 Incentive Stock Option Plan

Exhibit 99.3    1996 Non-Employee Director Stock Option Plan

Exhibit 99.4    1996 Stock Option Plan

Exhibit 99.5    1996 Amended and Restated Stock Plan

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, Massachusetts, on the 25th day of February, 1998

                                         NEWSEDGE CORPORATION.


                                         By: /s/ Edward R. Siegfried
                                             -----------------------
                                            Edward R. Siegfried
                                            Chief Financial Officer


                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of NewsEDGE Corporation, hereby severally constitute and appoint Donald L. McLagan and Edward R. Siegfried, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments thereto (including post-effective amendments), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable NewsEDGE Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                        Title(s)                           Date
---------                                        --------                           ----

/s/ Donald L. McLagan                            President, Chairman,               February 25, 1998
--------------------------------------------     Chief Executive Officer
Donald L. McLagan                                and Director
                                                 (principal executive officer)


/s/ Edward R. Siegfried                          Vice President, Finance, Chief     February 25, 1998
--------------------------------------------     Financial Officer, Treasurer
Edward R. Siegfried                              and Assistant Secretary
                                                 (principal financial officer)

/s/ Michael E. Kolowich                          Vice Chairman and Director         February 25, 1998
--------------------------------------------
Michael E. Kolowich

/s/ Ellen Carnahan                               Director                           February 25, 1998
--------------------------------------------
Ellen Carnahan


/s/ June Rokoff                                  Director                           February 25, 1998
--------------------------------------------
June Rokoff

/s/ Rory Cowan                                   Director                           February 25, 1998
--------------------------------------------
Rory Cowan

/s/ William A. Devereaux                         Director                           February 25, 1998
--------------------------------------------
William A. Devereaux

/s/ James D. Daniell                             Director                           February 25, 1998
--------------------------------------------
James D. Daniell

                                 EXHIBIT INDEX


EXHIBIT NO.          DESCRIPTION OF EXHIBIT
-----------          ----------------------
Exhibit 5.1          Opinion of Testa, Hurwitz & Thibeault, LLP

Exhibit 23.1         Consent of Arthur Andersen LLP

Exhibit 23.2 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1         Amended and Restated 1989 Stock Option Plan

Exhibit 99.2         1995 Incentive Stock Option Plan

Exhibit 99.3         1996 Non-Employee Director Stock Option Plan

Exhibit 99.4         1996 Stock Option Plan

Exhibit 99.5         1996 Amended and Restated Stock Plan